EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                      State or Other
                                     Jurisdiction of                Percentage
                                      Incorporation                 Ownership
                                      -------------                 ---------
Parent
------
NewSouth Bancorp, Inc.                Virginia                         100%

Subsidiary
----------
NewSouth Bank                         North Carolina                   100%